Fluor Corporation	Brett Turner	Exhibit 99.1
6700 Las Colinas Blvd	Media Relations
Irving, Texas 75039	864.281.6976 tel

469.398.7000 main tel	Jason Landkamer
Investor Relations
469.398.7222 tel

News Release

FLUOR REPORTS SECOND QUARTER 2025 RESULTS

•First cargo shipped from LNG Canada project
•NuScale to convert 15 million class B shares
•Share repurchases of $153 million during Q2
•Company adjusts 2025 guidance

IRVING, Texas (August 1, 2025) - Fluor Corporation (NYSE: FLR) announced financial results for its second quarter ending June 30, 2025.

“I’m pleased with the tremendous accomplishments achieved by the team on the LNG Canada project, including the first shipment of LNG. We received a contract award to update the FEED package for a proposed phase 2 expansion, and this week an agreement was reached on our COVID claims and other matters,” said Jim Breuer, chief executive officer of Fluor. “Unfortunately, our results for the quarter were impacted by three long-standing infrastructure projects and a shift in expected capital spending from some clients. We view this shift as temporary and believe that our long-term strategy centered around disciplined project delivery in growth markets will continue to benefit our clients and our shareholders.”
•Q2 2025 Highlights:
◦Revenue of $4.0 billion, down 6% y/y
◦GAAP net earnings attributable to Fluor of $2.5 billion; equity method earnings included $3.2 billion in pre-tax mark-to-market gains on our investment in NuScale
◦Adjusted EBITDA of $96 million, down 42% y/y; includes $54 million net impact of cost growth on three infrastructure projects
◦EPS of $14.81; adjusted EPS of $0.43, down 49% y/y
◦Consolidated segment profit[1] of $78 million, down 60% y/y
◦Cash and marketable securities at the end of the quarter were $2.3 billion
◦G&A expenses of $52 million, up 4% y/y

•Q2 Operating Cash Flow: ($21) million vs $282 million y/y, reflects increases in working capital on several large projects; full year guidance $200 - $250 million
•New Awards: Q2 new awards totaled $1.8 billion, down 43% y/y; 72% reimbursable; also recognized $1.7 billion in positive backlog adjustments
•Backlog: $28.2 billion at 80% reimbursable, down 13% y/y from $32.3 billion a year ago
•NuScale: Conversion of 15 million class B shares in August

[1] Non-GAAP Financial Measure. See “Non-GAAP Financial Measures” for additional information.

Outlook
Consistent with prior practice, we are not providing forward-looking guidance for U.S. GAAP net earnings or U.S. GAAP earnings per share, or a quantitative reconciliation of adjusted EBITDA or adjusted EPS guidance, because we are unable to predict with reasonable certainty all of the components required to provide such reconciliation without unreasonable efforts, which are uncertain and could have a material impact on GAAP reported results for the guidance period. See “Non-GAAP Financial Measures” for additional information.

In reflection of client hesitation around economic uncertainty and its impact on new awards and project delays and results for the quarter, the company is revising its adjusted EBITDA guidance as follows:

	Previous	As Revised
Adjusted EBITDA Guidance	$575 to $675 million	$475 to $525 million
Adjusted EPS Guidance	$2.25 to $2.75 per share	$1.95 to $2.15 per share

Estimates for 2025 assume a tax rate of 30 percent. Adjusted EPS and adjusted EBITDA guidance exclude items similar to those outlined in the reconciliation table at the end of this release.

Business Segments

Urban Solutions reported a profit of $29 million in the second quarter compared to $105 million in the second quarter of 2024. Results reflect a $54 million net impact of cost growth and expected recoveries on three infrastructure projects, due to subcontractor design errors, the related schedule impacts, and price escalation. Revenue for the second quarter increased to $2.1 billion from $1.8 billion a year ago. New awards for the quarter were $856 million compared to $2.4 billion a year ago. Awards for the quarter included the final notice to proceed on the Reko Diq mining project and an incremental award on a life sciences project. Ending backlog increased 5% to $20.5 billion compared to $19.6 billion a year ago.

Energy Solutions reported a profit of $15 million in the second quarter compared to $75 million in the second quarter of 2024. Results reflect the recognition of an unexpected $31 million arbitration ruling for a fabrication project performed by our Mexico joint venture that was completed in 2021. Results for 2025 also reflect the curtailing of work at our Mexico joint venture pending client payments. Revenue for the quarter decreased to $1.1 billion from $1.6 billion a year ago. New awards in the quarter totaled $549 million, compared to $582 million in the second quarter of 2024. Ending backlog was $5.6 billion compared to $8.5 billion a year ago.

Mission Solutions reported a profit of $35 million in the second quarter compared to $41 million in the second quarter of 2024. Segment profit reflects the impact of a temporary stop work order for an existing airfield project in the Pacific. Revenue for the second quarter increased slightly to $762 million from $704 million a year ago. New awards for the quarter totaled $363 million, compared to $63 million in the second quarter of 2024. Ending backlog was $2.0 billion compared to $3.8 billion a year ago. Awards for the quarter included short-term extensions at two DOE sites and additional funding for ongoing hurricane relief efforts.

Conference Call

Fluor will host a conference call at 8:30 a.m. Eastern on Friday, August 1, which will be webcast live and can be accessed by logging onto investor.fluor.com. The call will also be accessible by telephone at 888-800-3960 (U.S./Canada) or +1 646-307-1852. The conference ID is 4438700. A replay of the webcast will be available for 30 days.

Non-GAAP Financial Measures
This news release contains discussions of consolidated segment profit (loss) and margin, adjusted net earnings (loss), adjusted EPS and adjusted EBITDA that are non-GAAP financial measures under SEC rules. Segment profit (loss) is calculated as revenue less cost of revenue and earnings attributable to noncontrolling interests. The company believes that segment profit (loss) provides a meaningful perspective on its business results as it is the aggregation of individual segment profit measures that the company utilizes to evaluate and manage its business performance. Adjusted net earnings (loss) is defined as net earnings (loss) from core operations excluding equity method earnings and the impacts of foreign exchange fluctuations, impairments and certain items that management believes are unrelated to actual normalized operational performance. Net earnings (loss) from core operations is net earnings

(loss) attributable to Fluor excluding the results of our remaining Stork and AMECO equipment businesses that are no longer classified as discontinued operations but that continue to be marketed for sale or that have been sold. Adjusted EPS is defined as adjusted net earnings divided by weighted average diluted shares outstanding. Adjusted EBITDA is defined as net earnings from operations before interest, income taxes, depreciation and amortization (EBITDA), further adjusted by the same items excluded from adjusted net earnings. The company believes adjusted net earnings, adjusted EPS and adjusted EBITDA allow investors to evaluate the company’s ongoing earnings on a normalized basis and make meaningful period-over-period comparisons. However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation from or a substitute for measures of financial performance prepared in accordance with U.S. GAAP. In addition, these non-GAAP measures are not necessarily comparable to similarly titled measures reported by other companies. Reconciliations of consolidated segment profit (loss), adjusted net earnings, adjusted EPS and adjusted EBITDA to the most comparable GAAP measures are included in the press release tables. The company is unable to provide a reconciliation of its adjusted EPS and adjusted EBITDA guidance to the most comparable GAAP measure without unreasonable efforts because it is unable to predict with reasonable certainty all of the components required to provide such reconciliation, including the impact of foreign exchange fluctuations, which are uncertain and could have a material impact on GAAP reported results for the guidance period.

About Fluor Corporation
Fluor Corporation (NYSE: FLR) is building a better world by applying world-class expertise to solve its clients’ greatest challenges. Fluor’s nearly 27,000 employees provide professional and technical solutions that deliver safe, well-executed, capital-efficient projects to clients around the world. Fluor had revenue of $16.3 billion in 2024 and is ranked 257 among the Fortune 500 companies. With headquarters in Irving, Texas, Fluor has provided engineering, procurement, construction and maintenance services for more than a century. For more information, please visit www.fluor.com or follow Fluor on Facebook, Instagram, LinkedIn, X and YouTube.

Forward-Looking Statements: This release may contain forward-looking statements (including without limitation statements to the effect that the Company or its management "will," "believes," "expects," “anticipates,” "plans" or other similar expressions). These forward-looking statements, including statements relating to resolution of outstanding claims or lawsuits, strategic and operation plans, future growth, new awards, backlog, earnings, capital allocation plans and the outlook for the company’s business.
Actual results may differ materially as a result of a number of factors, including, among other things, the cyclical nature of many of the markets the Company serves and our clients’ vulnerability to poor economic conditions, such as inflation, slow growth or recession, which may result in decreased capital investment and reduced demand for our services; the Company's failure to receive new contract awards; cost overruns, project delays or other problems arising from project execution activities, including the failure to meet cost and schedule estimates; intense competition in the industries in which we operate; the inability to hire and retain qualified personnel; failure of our joint venture or other partners to perform their obligations; the failure of our suppliers, subcontractors and other third parties to adequately perform services under our contracts; cyber-security breaches; possible information technology interruptions; risks related to the use of artificial intelligence and similar technologies;

exposure to political and economic risks in different countries, including tariffs and trade policies, geopolitical events and conflicts, civil unrest, security issues, labor conditions and other foreign economic and political uncertainties in the countries in which we do business; client cancellations of, or scope adjustments to, existing contracts; failure to maintain safe worksites and international security risks; risks or uncertainties associated with events outside of our control, including weather conditions, pandemics, public health crises, political crises or other catastrophic events; the use of estimates in preparing our financial statements; GAAP earnings volatility due to recurring fair value measurements of our investment in NuScale; client delays or defaults in making payments; uncertainties, restrictions and regulations impacting our government contracts; the potential impact of certain tax matters; the Company's ability to secure appropriate insurance; liabilities associated with the performance of nuclear services; foreign currency risks; the loss of one or a few clients that account for a significant portion of the Company's revenues; failure to adequately protect intellectual property rights; climate change, natural disasters and related environmental issues; increasing scrutiny with respect to sustainability practices; risks related to our indebtedness; the availability of credit and restrictions imposed by credit facilities, both for the Company and our clients, suppliers, subcontractors or other partners; restrictive covenants contained in the agreements governing our debt; possible limitations on bonding or letter of credit capacity; failure to obtain favorable results in existing or future litigation and regulatory proceedings, dispute resolution proceedings or claims, including claims for additional costs; failure by us or our employees, agents or partners to comply with laws; new or changing legal requirements, including those relating to environmental, health and safety matters; and restrictions on possible transactions imposed by our charter documents and Delaware law. Caution must be exercised in relying on these and other forward-looking statements. Due to known and unknown risks, the Company’s results may differ materially from its expectations and projections.
Additional information concerning these and other factors can be found in the Company's public periodic filings with the Securities and Exchange Commission, including the discussion under the heading "Item 1A. Risk Factors" in the Company's Form 10-K filed on February 18, 2025. Such filings are available either publicly or upon request from Fluor's Investor Relations Department: (469) 398-7222. The Company disclaims any intent or obligation other than as required by law to update its forward-looking statements in light of new information or future events.

SUMMARY OF FINANCIALS AND U.S. GAAP RECONCILIATION OF CONSOLIDATED SEGMENT PROFIT

	Three Months Ended June 30,				Six Months Ended June 30,
(in millions)	2025		2024		2025		2024
Revenue
Urban Solutions	$2,070		$1,831		$2,349		$3,028
Energy Solutions	1,143		1,595		4,227		3,309
Mission Solutions	762		704		1,358		1,305
Other	3		97		25		319
Total revenue	$3,978		$4,227		$7,959		$7,961

Segment profit (loss) $ and margin %
Urban Solutions	$29	1.4%	$105	5.7%	$99	2.3%	$155	4.7%
Energy Solutions	15	1.3%	75	4.7%	63	2.7%	143	4.7%
Mission Solutions	35	4.6%	41	5.8%	40	2.9%	63	4.8%
Other	(1)	(33.3)%	(27)	NM	8	32.0%	(49)	NM
Total segment profit $ and margin %	$78	2.0%	$194	4.6%	$210	2.6%	$312	3.9%

G&A	(52)		(50)		(88)		(110)
Foreign currency gain (loss)	(30)		48		(44)		60
Interest income (expense), net	17		38		34		77
Earnings (loss) attributable to NCI	(22)		(16)		(13)		(34)
Earnings (loss) before taxes	(9)		214		99		305
Income tax expense (including $757 million and $684 million tax expense attributable to equity method earnings during the three and six months ended June 30, 2025 respectively)	(765)		(61)		(712)		(111)
Net earnings (loss) before equity method earnings	$(774)		$153		$(613)		$194
Equity method earnings	$3,212		$—		$2,819		$—
Net earnings	$2,438		$153		$(613)		$194
Less: Net earnings (loss) attributable to NCI	(22)		(16)		(13)		(34)
Net earnings attributable to Fluor	$2,460		$169		$2,219		$228

New awards
Urban Solutions	$856		$2,416		$6,186		$7,289
Energy Solutions	549		582		864		1,298
Mission Solutions	363		63		527		1,208
Other	—		37		—		321
Total new awards	$1,768		$3,098		$7,577		$10,116

New awards related to projects located outside of the U.S.	50%		31%		50%		28%

(in millions)	June 30, 2025	June 30, 2024
Backlog
Urban Solutions	$20,576	$19,571
Energy Solutions	5,583	8,531
Mission Solutions	2,046	3,775
Other	—	427
Total backlog	$28,205	$32,304

Backlog related to projects located outside of the U.S.	42%	53%
Backlog related to reimbursable projects	80%	81%

NET EARNINGS EXCLUDING AMOUNTS ATTRIBUTABLE TO EQUITY METHOD EARNINGS

	Three Months Ended		Six Months Ended
(in millions)	June 30, 2025		June 30, 2025

Earnings (loss) before taxes	$(9)		$99

Income tax expense	(765)		(712)
Less: Income tax expense attributable to equity method earnings	757		684
Income tax expense and effective tax rate, excluding amount attributable to equity method earnings	(8)	(89)%	(28)	28%

Net earnings (loss) excluding amount attributable to equity method earnings	$(17)		$71

Equity method earnings	$3,212		$2,819
Income tax expense and effective tax rate attributable to equity method earnings	(757)	24%	(684)	24%
Equity method earnings, net of related income tax expense	$2,455		$2,135

Net earnings	$2,438		$2,206

SUMMARY OF CASH FLOW INFORMATION

	Six Months Ended June 30,
(in millions)	2025	2024
OPERATING CASH FLOW	$(307)	$171

INVESTING CASH FLOW
Proceeds from sales and maturities (purchases) of marketable securities	34	(9)
Capital expenditures	(25)	(82)
Proceeds from sale of assets	62	74
Investments in partnerships and joint ventures	(135)	(21)
Other	3	—
Investing cash flow	(61)	(38)

FINANCING CASH FLOW
Repurchase of common stock	(295)	—
Purchase and retirement of debt	(36)	(24)
Other	(10)	30
Financing cash flow	(341)	6

Effect of exchange rate changes on cash	52	(29)
Increase (decrease) in cash and cash equivalents	(657)	110
Cash and cash equivalents at beginning of period	2,829	2,519
Cash and cash equivalents at end of period	$2,172	$2,629

Cash paid during the period for:
Interest	$19	$22
Income taxes (net of refunds)	83	31

RECONCILIATION OF U.S. GAAP NET EARNINGS ATTRIBUTABLE TO FLUOR TO ADJUSTED NET EARNINGS AND U.S. GAAP EARNINGS PER SHARE TO ADJUSTED EARNINGS PER SHARE
	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
(In millions, except per share amounts)	2025	2024	2025	2024
Net earnings attributable to Fluor	$2,460	$169	$2,219	$228
Exclude: Stork & AMECO businesses marketed for sale or sold	1	—	(9)	8
Net earnings from core operations (1)	2,461	169	2,210	236
Adjustments: (2)
Equity method earnings	$(3,212)	$—	$(2,819)	$—
NuScale expenses	—	26	—	57
Impact of litigation on completed projects (3)	28	—	56	—
Impact of bad debt reserves taken for a long-completed project	—	—	22	—
Severance and other exit costs	9	—	9	—
Reserve for legacy legal claims	4	—	4	—
Embedded foreign currency derivative (gain)/loss	11	(20)	13	(27)
Foreign currency (gain)/loss	30	(48)	44	(60)
Tax expense on above items	741	21	658	23
Adjusted Net Earnings	$72	$148	$197	$229

Diluted EPS	$14.81	$0.97	$13.19	$1.32
Adjusted EPS	$0.43	$0.85	$1.17	$1.32

(1) Core operations excludes the results of our now-divested Stork and AMECO businesses.

(2) We exclude earnings impacts for litigation outcomes, claims, settlements or associated damages from adjusted earnings when they are significant in magnitude, non-routine and do not represent on-going normal operations.

(3) Reflects the impact of an arbitration ruling on a fabrication project at our Energy Solutions joint venture in Mexico. The six months ended June 30, 2025 also includes the impact of a recent ruling on a long-standing claim on a Mission Solutions project completed in 2019.

RECONCILIATION OF U.S. GAAP NET EARNINGS ATTRIBUTABLE TO FLUOR TO ADJUSTED EBITDA
	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
(in millions)	2025	2024	2025	2024

Net earnings attributable to Fluor	$2,460	$169	$2,219	$228
Interest income, net	(17)	(38)	(34)	(77)
Tax expense	765	61	712	111
Equity method earnings	(3,212)	—	(2,819)	—
Depreciation & amortization	17	16	35	34
EBITDA	$13	$208	$113	$296

Adjustments: (1)
Stork & AMECO businesses marketed for sale or sold	$1	$(1)	$(10)	$(13)
NuScale expenses	—	26	—	57
Impact of litigation on completed projects (2)	28	—	56	—
Impact of bad debt reserves taken for a long-completed project	—	—	22	—
Severance and other exit costs	9	—	9	—
Reserve for legacy legal claims	4	—	4	—
Embedded foreign currency derivative (gain)/loss	11	(20)	13	(27)
G&A: Foreign currency (gain)/loss	30	(48)	44	(60)
Adjusted EBITDA	$96	$165	$251	$253

(1) We exclude earnings impacts for litigation outcomes, claims, settlements or associated damages from adjusted earnings when they are significant in magnitude, non-routine and do not represent on-going normal operations.

(2) Reflects the impact of an arbitration ruling on a fabrication project at our Energy Solutions joint venture in Mexico. The six months ended June 30, 2025 also includes the impact of a recent ruling on a long-standing claim on a Mission Solutions project completed in 2019.

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